Exhibit 10.1

Agreement and Amendment No. 2 to Acquisition Agreement

This Agreement and Amendment No. 2 to Acquisition Agreement (this “Amendment”) is entered into as of June 30, 2020, by and among Apple Bidco Limited, a private limited company organized and existing under the laws of England and Wales (the “Company”), Atlas Corp., a corporation organized and existing under the laws of the Republic of the Marshall Islands (“Purchaser”), each Shareholder listed on the signature pages hereto in their capacity as such, and Fairfax Financial Holdings Limited, in its capacity as the “Seller Representative.” Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Acquisition Agreement (as defined below).

RECITALS

WHEREAS, the Company, Purchaser and the Seller Representative, entered into that certain Acquisition Agreement, dated as of November 20, 2019, by and among (i) the entities listed on Exhibit A thereto under the heading “Fairfax,” including Fairfax Financial Holdings Limited, (ii) ACM Energy Holdings I Ltd. and ACM Apple Holdings I, LP, (iii) JCLA Cayman Limited, (iv) the Company, (v) Seaspan Corporation, (vi) Purchaser and (vii) the Seller Representative, as amended by that certain Amendment No. 1 and Waiver to the Acquisition, dated as of February 21, 2020 and by that certain letter agreement, dated as of February 28, 2020 (as so amended, the “Acquisition Agreement”);

WHEREAS, on May 28, 2020 Purchaser delivered to the Seller Representative the Post-Closing Statement, in accordance with the terms and conditions set forth in Section 2.4(a) of the Acquisition Agreement; and

WHEREAS, the parties hereto desire to amend the Acquisition Agreement as provided herein and to set forth their mutual agreement with respect to the final calculation of the Post-Closing Statement Components and the amount of the ND/WC Purchaser Common Shares.

NOW, THEREFORE, in consideration of the promises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.Unit Unavailability Indemnity.  New Section 10.2(k) shall be added to the Acquisition Agreement as follows:

“(k)any claim by the customer identified on Schedule 10.2(k) (the “Applicable Customer”) for the recovery of payments made by the Applicable Customer to the applicable Subsidiary of the Company prior to the Closing pursuant to that certain Contract between such Subsidiary and the Applicable Customer (as detailed on Schedule 10.2(k), the “Applicable Contract”) due to the unavailability of the turbine units described on Schedule 10.2(k) for the applicable period set forth on Schedule 10.2(k) with respect thereto; provided, however, that this Section 10.2(k) shall not apply to any Loss to the extent that Purchaser or any of its Affiliates (including the Company or any of its Subsidiaries) voluntarily disclose any breach or nonperformance of the Applicable Contract arising prior to the Closing Date to the Applicable Customer or any of its Affiliates unless otherwise required by applicable Law.”

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2.Survival of Unit Unavailability Indemnity.  The “and” before Section 10.1(c)(iv) is hereby deleted in its entirety and the following shall be added to the end of the sentence in Section 10.1(c) of the Acquisition Agreement as follows:

“, and (v) the indemnification obligations arising pursuant to Section 10.2(k) shall survive the Closing until the conclusion of the nine (9) month period following the date upon which the Applicable Contract was scheduled to expire on the Closing Date (the “Unit Unavailability Liability Survival Period”).”

3.Unit Unavailability Indemnity Reserved Shares.  Within thirty (30) calendar days after the date of this Amendment, each Shareholder shall take appropriate action to authorize a number of Purchaser Common Shares equal to such Shareholder’s Percentage Interest of 727,351 Purchaser Common Shares to be transferred and surrendered to Purchaser (and Purchaser shall cooperate with the Seller Representative to cause such transfers to be recorded in book entry form); provided, that the Shareholders shall be entitled to retain or receive, as applicable, any distributions or dividends with respect to such Purchaser Common Shares for which the record date is on or after the Closing Date and prior to the date of this Amendment. The aggregate of such Purchaser Common Shares is referred to herein as the “Unit Unavailability Indemnity Reserved Shares”, and such definition shall be added in its appropriate alphabetical location in Section 1.1 of the Acquisition Agreement. The Unit Unavailability Indemnity Reserved Shares shall be reserved for transfer back to the Shareholders in accordance with Section 10.6(k) of the Acquisition Agreement as set forth below, and effective as of the date of this Amendment and unless and until transferred and delivered back to the Shareholders, the Purchaser Common Shares in the Unit Unavailability Indemnity Reserved Shares shall not be, and shall not be deemed to be, issued to the Shareholders, and will not entitle any Shareholder the right to vote or to any rights of a stockholder of Purchaser with respect to such Purchaser Common Shares. A new Section 10.6(k) shall be added to the Acquisition Agreement as follows:

“(k)With respect to indemnification claims pursuant to Section 10.2(k), indemnified Losses may be recovered only from the Unit Unavailability Indemnity Reserved Shares. Upon final determination of any indemnification claim pursuant to Section 10.2(k), Purchaser shall be entitled to cancel, out of the Unit Unavailability Indemnity Reserved Shares, that number of Purchaser Common Shares which is equal to the amount of the applicable Losses (as finally determined with respect to such indemnification claim) divided by the Deemed Purchaser Common Shares Value, and such Purchaser Common Shares shall cease to be reserved for issuance to Shareholders. No Shareholder shall have any Liability under Section 10.2(k) once the Unit Unavailability Indemnity Reserved Shares have been exhausted. At the conclusion of the Unit Unavailability Liability Survival Period, Purchaser shall (i) issue to Shareholders, in accordance with their respective Percentage Interests, the Purchaser Common Shares then remaining in the Unit Unavailability Indemnity Reserved Shares after giving effect to the first sentence of this Section 10.6(k), free and clear of all Liens other than Liens arising under applicable securities Laws and (ii) pay to each Shareholder based upon that number of Purchaser Common Shares issued to such Shareholder pursuant to this Section 10.6(k) their respective pro rata portion of any distributions or dividends in respect of such Purchaser Common Shares that would have been received by such Shareholder had such Purchaser Common Shares been issued and outstanding on the record date applicable to such distribution or dividend (but only for any record date that is on or after the date of this Amendment); provided, however, that if any indemnification claims pursuant to any of Section 10.2(k), are then pending, Purchaser shall continue to reserve for issuance to Shareholders (but shall not issue to Shareholders) that number of Purchaser Common Shares in the Unit Unavailability Indemnity Reserved Shares which is equal to the amount of Losses asserted in connection with such pending indemnification claims divided by the

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Deemed Purchaser Common Shares Value. Upon resolution of each such claim Purchaser shall issue to Shareholders, in accordance with their respective Percentage Interests, the Purchaser Common Shares that were reserved in respect of such claim to the extent in excess of the amount of the indemnified Losses as finally determined with respect to such indemnification claim.”

4.Final Determination of Post-Closing Statement Components. The Seller Representative and Purchaser hereby acknowledge and agree that the calculation of the Post-Closing Statement Components have been finally determined as follows:1

(a)

the Final Net Debt amount is $295,911,015 and is calculated as follows: (i) the amount of the Closing Indebtedness is: $326,317,419; (ii) the amount of the Closing Cash is: $35,401,629; and (iii) the amount of the Additional Long Term Liabilities is: $4,995,225;

(b)	the Final Unpaid Seller Transaction Expense Amount is $15,173,338;
(c)	the Final Closing Net Working Capital is ($9,208,519), and the Final Net Working Capital Deficit resulting therefrom is ($50,606,611); and
(d)	based on the foregoing, the ND/WC Purchaser Common Shares is 31,829,643.

The Seller Representative, the Company and Purchaser hereby acknowledge and agree that the foregoing amounts represent the final calculation of the Post-Closing Statement Components pursuant to Section 2.4 and that none of the Parties shall have any further obligations under Sections 2.4(a) – (d) except as set forth herein (which, for the avoidance of doubt, excludes the obligations with respect to Specified Inventory set forth in Section 2.4(e) of the Acquisition Agreement).

5.Final Deficiency. The Seller Representative and Purchaser hereby acknowledge and agree that the ND/WC Purchaser Common Shares is less than the Closing Payment Shares and that the Final Deficiency, using the finally determined amounts of each of the Post-Closing Statement Components set out in Section 4 of this Amendment, is 1,572,740 Purchaser Common Shares. As a result, each Shareholder hereby forfeits its Percentage Interest of the entire Specified Inventory and Adjustment Holdback Amount as of the date of this Amendment and shall have no further rights to receive any Purchaser Common Shares (or any distributions or dividends in respect thereof) pursuant to Section 2.4(e), and shall further comply (on a several, and not joint, basis with the other Shareholders) with such Shareholder’s obligations set forth in the last sentence of Section 2.4(d)(ii) with respect to such Shareholder’s Percentage Interest of $12,457,419, which represents the aggregate amount by which the Specified Inventory and Adjustment Holdback Amount is insufficient to fully satisfy the Final Deficiency; provided, that Purchaser acknowledges and agrees that the time period for compliance with such obligations shall be extended to thirty (30) days and shall cooperate with the Shareholders to cause transfers of Purchaser Common Shares surrendered in fulfillment of such obligations to be recorded in book entry form.

[1]	Numbers in parentheses represent negative numbers.

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6.RW Retention Holdback Amount.  In consideration of the covenants and agreements contained in this Amendment, Purchaser and the Seller Representative agree as follows with respect to the RW Retention Holdback Amount:  (a) from and after the date of this Amendment, Shareholders shall have no further rights to receive any Purchaser Common Shares in respect of the RW Retention Holdback Amount (or any distributions or dividends in respect thereof) pursuant to Section 10.6(b) of the Acquisition Agreement, it being acknowledged and agreed that Shareholders hereby forfeit all rights with respect to the RW Retention Holdback Amount as of the date of this Amendment; and (b) the RW Retention Holdback Amount shall hereafter be deemed to have been exhausted for purposes of Sections 10.6(b) and 10.6(e) of the Acquisition Agreement.

7.Bangladeshi And Argentina Inflation Adjustment Taxes.  The Seller Representative, the Company and Purchaser hereby acknowledge and agree that in consideration of the covenants and agreements contained herein, including the final calculation of the Closing Net Working Capital, Purchaser and its Affiliates (including the Company) and their respective successors, assigns, parents, divisions, subsidiaries, and affiliates, and their respective present and former officers, directors, employees and agents (collectively, the “Releasing Parties”) hereby unconditionally and irrevocably compromise, settle, remise, acquit, and fully and forever release and discharge the Sellers and their respective beneficiaries, heirs, executors, administrators, representatives, successors, assigns, parents, divisions, subsidiaries and affiliates, and their respective present and former officers, directors, employees and agents (collectively, the “Released Parties”) from any and all claims, counterclaims, set-offs, demands, choses in action, obligations, remedies, suits, damages and liabilities arising out of or related to any Taxes owing to any Governmental Authority as a result of (a) the transfer of assets pursuant to that certain supply contract entered into on January 1, 2018 between APR Energy FZE, a Dubai company and APR Bangladesh Limited, a Bangladesh company and (b) Argentina Law 27,468 to address the impact of hyperinflation (collectively, the “Tax Claims”), whether now known or unknown, or suspected or claimed, whether arising under common law, in equity, or under statute, which the Releasing Parties now have, or in the future may claim to have against the Released Parties and which may have arisen at any time on or prior to the date hereof. Each of Purchaser and the Company covenants and agrees never to commence, voluntarily aid in any way, prosecute, or cause to be commenced or prosecuted against the Released Parties any action or other proceeding based on any of the Tax Claims which may have arisen at any time on or prior to the date hereof.

8.Certain Indemnified Taxes.  In connection with the calculation of the Closing Net Working Capital, the parties hereto have mutually agreed that the Current Liabilities do not include certain Taxes with respect to the Pre-Closing Tax Period that would constitute Seller Indemnified Taxes pursuant to item 9 of Schedule 10.2(i) of the Acquisition Agreement, if the Company and its Subsidiaries were obligated to pay such Taxes. Sellers hereby acknowledge their indemnification obligations in respect of such Taxes, if the Company and its Subsidiaries are so obligated, and Purchaser hereby acknowledges its obligations pursuant to Section 6.7 and other applicable provisions of the Acquisition Agreement with respect to Tax Returns and any proceedings relating thereto.

9.USVI. The Parties acknowledge and agree that, in connection with the final calculation of the Closing Net Working Capital set forth in this Amendment, the Current Assets were reduced by the full amount owed to Power Rental Op Co LLC (“PROCL”) as of the Closing Date by (i) the United States Virgin Islands Water and Power Authority (“WAPA”) pursuant to the USVI Contract (such amount being $7,687,662, as the same may have increased or continue to increase after the Closing Date as a result of the accrual of interest, penalties and costs, the “USVI WAPA Receivable”), and (ii) a related tax receivable in the amount of $1,812,957 from the Virgin Islands Bureau of Internal Revenue (the “VIBIR”) (the “USVI Tax Receivable”, and together with the USVI WAPA Receivable, the “USVI Receivables”) as a result of Purchaser’s assertion that, under the Accounting Principles, the USVI Receivables were uncollectible as of the Closing Date. In consideration therefor, Purchaser hereby agrees that (a) from and after the date of this

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Amendment, the Seller Representative shall have the sole and exclusive right to collect and retain (subject to the last sentence hereof) the USVI Receivables and may take any and all actions that the Seller Representative deems appropriate in connection therewith, including exercising all rights and remedies available to PROCL under that certain Contract # SC-21-12, dated February 15, 2012, by and between General Electric International, Inc. and WAPA, as modified by the following change orders between WAPA and Power Asset Op Co LLC (successor to General Electric International, Inc.): (i) Contract Change Order No. 1 dated November 8, 2013; (ii) Contract Change Order and Addendum No. 2 dated November 30, 2014; (iii) Contract Third Contract Change Order and Exhibits No. 3 dated effective November 30, 2016; (iv) Contract Fourth Contract Change Order and Exhibits No. 4 dated April 22, 2017; (v) Contract Fifth Contract Change Order and Exhibits No. 5 dated November 30, 2017; (vi) Contract Sixth Contract Change Order and Exhibits No. 6 dated March 6, 2018; (vii) Contract Seventh Contract Change Order and Exhibits No. 7 dated March 7, 2018; (viii) Contract Eighth Contract Change Order and Exhibits No. 8 dated March 7, 2018; (ix) Contract Ninth Contract Change Order and Exhibits No. 9 dated May 8, 2018; (x) Contract Tenth Contract Change Order and Exhibits No. 10 dated June 25, 2018; (xi) Contract Eleventh Contract Change Order and Exhibits No. 11 dated August 17, 2018; (xii) Contract Twelfth Contract Change Order dated October 29, 2018; and (xiii) Contract Thirteenth Contract Change Order dated May 1, 2019, and any related agreements or instruments, including that certain Promissory Note dated May 1, 2019, by and between the WAPA and PROCL (collectively, the “USVI Contract”); (b) Purchaser shall, and shall cause the Company and its Subsidiaries (including PROCL) to, execute and deliver, within thirty (30) days after the date hereof, an assignment instruments in form and substance appropriate to effectuate the assignment of all of their respective rights in and to the USVI Receivables and any security therefor to the Seller Representative; and (c) Purchaser shall, and shall cause the Company and its Subsidiaries (including PROCL) to, cooperate with the Seller Representative in connection with its efforts to collect the USVI Receivables; provided, that none of Purchaser, the Company or its Subsidiaries shall be required to incur any out-of-pocket costs or expenses in connection with such efforts unless reimbursed by the Seller Representative. Without limiting the generality of the foregoing, if requested by the Seller Representative, Purchaser shall, or shall cause the Company or its applicable Subsidiary (including PROCL), to execute documents and filings (at the Seller Representative’s expense) in connection with any proceedings against WAPA, VIBIR or their respective Affiliates to the extent reasonably required to collect the USVI Receivables; provided, that as a condition to any obligation to execute such documents or filings, the Seller Representative shall provide an undertaking to indemnify Purchaser, the Company and its Subsidiaries with respect thereto in form and substance reasonably satisfactory to Purchaser. Upon receipt of all or any portion of the USVI Receivables, the Seller Representative shall use commercially reasonable efforts to remit to the Shareholders their respective Percentage Interests of such collection (less applicable costs, fees and expenses incurred by the Seller Representative in connection therewith) at such time and in such manner as the Seller Representative determines in its sole discretion to be most economic to the Shareholders.

10.Definition of Final Purchaser Common Shares.  The definition of “Final Purchaser Common Shares” in Article I of the Acquisition Agreement shall be amended and restated in its entirety to read as follows:

“Final Purchaser Common Shares” means a number of Purchaser Common Shares (rounded to the nearest whole number) equal to the remainder of:

(a)quotient of (i)(A) the Enterprise Value, minus (B) Final Net Debt, minus (C) the Final Unpaid Seller Transaction Expenses Amount, minus (D) the amount of any Final Net Working Capital Deficit, if applicable, plus (E) the amount of any Final Net Working Capital Surplus, if applicable, divided by (ii) the Deemed Purchaser Common Shares Value; minus

(b)any Purchaser Common Shares that are forfeited and not issued or are surrendered and returned, as applicable, pursuant to Section 2.4(e), Section 10.6(b), and Section 10.6(c).

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11.Continuity of Terms.  Except as expressly amended hereby, all the other terms and provisions of the Acquisition Agreement shall remain in full force and effect. Except as expressly set forth in this Amendment, no party to this Amendment waives, modifies, alters, or releases any right, remedy, or claim that such party may have, whether under the Acquisition Agreement or otherwise, including without limitation any right or claim a party may have under any section of the Acquisition Agreement other than the specified section with respect to which such matter is addressed in this Amendment.

12.Effective Date.  This Amendment and all amendments, modifications, restatements and supplements set forth herein shall be made effective as of June 30, 2020.

13.Amendments. This Amendment may only be amended, modified, or supplemented by an agreement in writing signed by the Company, Purchaser and the Seller Representative. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Amendment shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

14.Governing Law. Sections 12.12, 12.13, 12.14 and 12.15 of the Acquisition Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.

15.Entire Agreement. No party to this Amendment makes any agreements, arrangements, understanding, statements, or representations with respect to any of the subject matters addressed by this Amendment other than as specifically set forth in this Amendment, and each of the parties disclaims any reliance upon any agreements, arrangements, understanding, statements, or representations that are not expressly set forth in this Amendment.

16.Counterparts.  This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

COMPANY:

APPLE BIDCO LIMITED

By:
Name:
Title:

PURCHASER:

ATLAS CORP.

By:
Name:	Ryan Cameron Courson
Title:	Chief Financial Officer

SELLER REPRESENTATIVE:

FAIRFAX FINANCIAL HOLDINGS LIMITED

By:
Name:	Peter Clarke
Title:	Chief Operating Officer

[Signature Page to Agreement and Amendment No. 2 to Acquisition Agreement]

Acknowledged and Agreed:

SELLERS:

FAIRFAX FINANCIAL HOLDINGS LIMITED

By:
Name:	Peter Clarke
Title:	Chief Operating Officer

FFHL GROUP LTD

By:
Name:	Rick Salsberg
Title:	Director

ODYESSY REINSURANCE COMPANY, by its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

By:
Name:	Peter Clarke
Title:	Senior Managing Director

UNITED STATES FIRE INSURANCE COMPANY, by its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

By:
Name:	Peter Clarke
Title:	Senior Managing Director

TIG INSURANCE (BARBADOS) LIMITED, by its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

By:
Name:	Peter Clarke
Title:	Senior Managing Director

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BRIT SYNDICATES LIMTED, by its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

By:
Name:	Peter Clarke
Title:	Senior Managing Director

ZENITH INSURANCE COMPANY, by its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

By:
Name:	Peter Clarke
Title:	Senior Managing Director

WENTWORTH INSURANCE COMPANY LIMITED, by its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

By:
Name:	Peter Clarke
Title:	Senior Managing Director

ALLIED WORLD ASSURANCE COMPANY, LTD, by its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

By:
Name:	Peter Clarke
Title:	Senior Managing Director

ALLIED WORLD SPECIALTY INSURANCE COMPANY, by its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

By:
Name:	Peter Clarke
Title:	Senior Managing Director

RIVERSTONE INSURANCE (UK) LIMITED, by its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

By:
Name:	Peter Clarke
Title:	Senior Managing Director

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TIG INSURANCE COMPANY, by its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

By:
Name:	Peter Clarke
Title:	Senior Managing Director

NEWLINE CORPORATE NAME LIMITED, by its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

By:
Name:	Peter Clarke
Title:	Senior Managing Director

RIVERSTONE CORPORATE CAPITAL LIMITED, by its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

By:
Name:	Peter Clarke
Title:	Senior Managing Director

BRIT REINSURANCE (BERMUDA) LIMITED, by its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

By:
Name:	Peter Clarke
Title:	Senior Managing Director

ALLIED WORLD INSURANCE COMPANY, by its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

By:
Name:	Peter Clarke
Title:	Senior Managing Director

FAIRFAX (BARBADOS) INTERNATIONAL CORP., by its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

By:
Name:	Peter Clarke
Title:	Senior Managing Director

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ACM ENERGY HOLDINGS I, LTD

By:
Name:
Title:

ACM APPLE HOLDINGS I, L.P.

By: ACM II General Partner, LLC,
Its: General Partner

By:
Name:
Title:

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JCLA CAYMAN LIMITED

By:
Name:
Title:

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SILVERFERN APR II (CAYMAN), L.P.

By: Silverfern GenPar APR II, L.P.
Its: General Partner

By:
Name:
Title:

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SEASPAN:

SEASPAN CORPORATION

By:
Name:	Ryan Cameron Courson
Title:	Chief Financial Officer

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